CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-174332 on Form N-1A of our report dated December 19, 2023, relating to the financial statements and financial highlights of First Trust North American Energy Infrastructure Fund, First Trust EIP Carbon Impact ETF, FT Energy Income Partners Strategy ETF, First Trust High Income Strategic Focus ETF, and First Trust Long Duration Opportunities ETF, our reports dated December 20, 2023, relating to the financial statements and financials highlights of FT Vest S&P 500® Dividend Aristocrats Target Income ETF®, First Trust Enhanced Short Maturity ETF, FT Vest Rising Dividend Achievers Target Income ETF, FT Vest SMID Rising Dividend Achievers Target Income ETF, and FT Vest Technology Dividend Target Income ETF, our reports dated December 21, 2023, relating to the financial statements and financial highlights of First Trust Limited Duration Investment Grade Corporate ETF, FT Vest DJIA® Dogs 10 Target Income ETF, First Trust Intermediate Duration Investment Grade Corporate ETF, and First Trust Intermediate Government Opportunities ETF, our reports dated December 22, 2023, relating to the financial statements and financial highlights of First Trust SSI Strategic Convertible Securities ETF, First Trust Tactical High Yield ETF, First Trust Senior Loan Fund, and First Trust Low Duration Opportunities ETF, each a series of First Trust Exchange-Traded Fund IV, appearing in the Annual Reports on Form N-CSR of First Trust Exchange-Traded Fund IV for the year ended October 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Information for Investors in the European Economic Area (“EEA”) Only,” “Miscellaneous Information,” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 28, 2024